Exhibit 99.1

AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Evo Transportation and Energy Services, Inc. (the “Company”) on February 4, 2019.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

I. GENERAL

Purposes.

The Audit Committee (the “Committee”), in order to assist the Board in fulfilling its responsibilities, shall oversee:

●	management’s conduct of, and the integrity of, the Company’s financial reporting to any governmental or regulatory body, shareholders, other users of Company financial reports and the public;

●	the Company’s systems of internal control over financial reporting and disclosure controls and procedures;

●	the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that shall audit the annual financial statements of the Company (the “independent auditor”) and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review or attest services for the Company, their conduct of the annual audit of the Company’s financial statements and any other audit, review or attestation engagement, and their engagement to provide any other services;

●	the Company’s legal and regulatory compliance;

●	the application of the Company’s related person transaction policy as established by the Board; and

●	the application of the Company’s codes of business conduct and ethics as established by management and the Board.

In connection with the foregoing, the Committee shall engage in such activities as are necessary or appropriate in order for it to render the annual report of the Committee required to be included in the Company’s annual report to the Securities and Exchange Commission (“SEC”). All references in this charter to the Company are intended to refer also to any subsidiary of the Company and any “variable interest entity” whose results of operations are consolidated with those of the Company, except where the context otherwise requires.

Access to Information; Delegated Authority; Resources.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter necessary or appropriate to the accomplishment of its purposes. In addition to retaining on behalf of the Company the Company’s independent auditor and any other accounting firm the retention of which to prepare or issue any other audit report or to perform any other audit, review or attest services the Committee determines is necessary or appropriate in connection with the conduct of the Company’s business and affairs, the Committee is empowered to retain legal counsel and accounting and other advisors and consultants to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Company’s independent auditor and any other auditor and any legal counsel, accounting or other advisor or consultant retained by the Committee.

II. COMMITTEE MEMBERSHIP

Independence.

The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be “independent” for purposes of audit committee membership in accordance with applicable rules of the SEC.

Financial Literacy.

All members of the Committee shall meet the financial literacy requirements and at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules.

Tenure.

Except as otherwise directed by the Board, a director selected as a Committee member shall continue to be a member for as long as he or she remains a director or until his or her earlier resignation from the Committee. Any member may be removed from the Committee by the Board, with or without cause, at any time.

Committee Chair.

The Chair of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board, shall preside at meetings of the Committee and shall have authority to convene meetings, set agendas for meetings, and determine the Committee’s information needs, except as otherwise provided by action of the Committee. In the absence of the Chair at a duly convened meeting, the Committee shall select a temporary substitute from among its members to serve as chair of the meeting.

III. MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year and additionally as circumstances dictate. The Committee shall otherwise establish its own schedule of meetings. The Committee may also act by unanimous written consent of its members. Notice of meetings shall be given to all Committee members, or may be waived, in the same manner as required for meetings of the Board. Meetings of the Committee may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee. The Committee shall otherwise establish its own rules of procedure.

IV. RESPONSIBILITIES

General.

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditor is responsible for auditing the annual financial statements. The Board and Committee recognize that Company management, including the internal audit staff, and the independent auditor have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any certification as to the work of any auditor.

Duties and Responsibilities.

The following duties, responsibilities and functions are set forth as a guide to fulfilling the Committee’s purposes, with the understanding that the Committee may undertake other and different activities, and that the Committee’s activities may diverge from those described below, as appropriate under the circumstances. In such manner as the Committee determines is appropriate to fulfill its purposes, the Committee shall:

(A) Oversee the Engagement of the Independent Auditor

1. Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate the appointment of the independent auditor, who shall report directly to the Committee;

2. Review and obtain from the independent auditor the annual report delineating all relationships between the independent auditor and the Company required by applicable audit professional regulatory standards, and discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditor; take appropriate action to satisfy itself of the independent auditor’s independence; and approve any audit-related and permitted non-audit services (including the fees and material terms thereof) to be provided by the independent auditor; and set clear hiring policies for employees or former employees of the independent auditor;

3. Review and approve the terms of the engagement of the independent auditor and the scope and expected timing of the annual audit;

(B) Oversee Attest Engagements of Other Registered Public Accounting Firms

4. Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate the appointment of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (including the resolution of any disagreements between management and the auditor regarding financial reporting), each of which firms shall report to the Committee, and, if such firm is required to be independent of the Company in accordance with SEC rules, the annual report delineating all relationships between the independent auditor and the Company required by applicable audit professional regulatory standards, and discuss with such firm any relationships or services that may impact the objectivity and independence of the firm and take appropriate action to satisfy itself of such firm’s independence and approve any audit-related and permitted non-audit services (including the fees and material terms thereof) to be provided by any registered public accounting firm so engaged;

(C) Oversee Internal Audit, Internal Controls and Risk Management

5. Review and discuss with executive management, and recommend to the Board, the appointment or dismissal of the head of the internal audit function and consult with executive management and the Compensation Committee about his or her performance evaluation and compensation and the application of the Company’s compensation policies to other internal audit personnel;

6. receive reports periodically from the head of the internal audit function regarding the activities of the internal audit function, including the annual internal audit workplan. Discuss with the independent auditor the responsibilities, budget and staffing of the company’s internal audit function and review periodically the performance of the internal audit function;

7. establish and oversee the effectiveness of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, financial reporting or auditing matters and review and, as necessary, investigate any reports provided by SEC counsel to the Company regarding evidence of unremedied material violations of U.S. federal or state securities or any similar other law or a material breach of fiduciary duties by directors, officers, employees or agents of the Company arising under such laws;

8. oversee management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures, including reviewing and discussing with management and the independent auditor the certification and reports of management and the independent auditor required in the Company’s periodic SEC reports concerning the Company’s internal control over financial reporting and disclosure controls and procedures, the adequacy of such controls and any remedial steps being undertaken to address any material weaknesses or significant deficiencies in internal control over financial reporting;

9. (i) review and discuss with management and the independent auditor the Company’s financial risk exposures and assess the policies and processes management has implemented to monitor and control such exposures, (ii) assist the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including any significant non-financial risk exposures, and (iii) review the Company’s annual disclosures concerning the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function;

(D) Oversee Financial Reporting and Auditing

10. review and discuss with management and the independent auditor: (i) the critical accounting policies and practices used by the Company, the accounting treatment to be applied in respect of significant new transactions or other significant events not in the ordinary course of the Company’s business and any significant changes in management’s selection or application of accounting principles; (ii) alternative accounting treatments within generally accepted accounting principles (“GAAP”) for material items that have been discussed by the independent auditor with management, including the ramifications of the use of such treatments and the treatment preferred by the independent auditor; and (iii) the effect of regulatory and accounting initiatives on the Company’s financial statements;

11. review and, as appropriate, discuss with management, the independent auditor and/or a member of the internal audit function any significant difficulties encountered in the course of audit work, including any restrictions on the scope of audit activities or on access to requested information and any special audit steps adopted by the independent auditor or the internal audit function in light of any material weakness in the Company’s internal control over financial reporting;

12. oversee the Company’s financial reporting, including: (i) resolving any disagreements regarding financial reporting between management and the independent auditor; (ii) review any significant findings by the auditors relating to the preparation of the Company’s financial statements, including any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), and any “management” or “internal control” letter issued, or proposed to be issued, by the independent audit or to the Company; (iii) review and discuss with management, the independent auditor and a member of the internal audit function, prior to public release, the Company’s annual and quarterly financial statements to be filed with the SEC including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (iv) with respect to the independent auditor’s annual audit report, prior to release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the independent auditor’s views about the qualitative aspects of the Company’s significant accounting practices, including accounting policies, accounting estimates and financial statement disclosures; (v) recommend to the Board whether to include the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC; and (vi) prior to submission to any governmental authority of (a) any financial statement of the Company that differs from the financial statements filed or to be filed by the Company with the SEC or (b) any financial statement of a subsidiary of the Company that in the Committee’s judgment is material to the Company and that presents information regarding such subsidiary in a way that is materially different from the presentation of such information in the financial statements of the Company filed or to be filed with the SEC, review such financial statements and any report, certification or opinion thereon provided by an independent auditor; and (vii) periodically review the status of the Company’s response to previous audit recommendations;

13. review and discuss with management and the independent auditor any material off balance sheet financing and any other material financial arrangement that does not appear in the financial statements of the Company;

14. discuss with management earnings press releases and review financial information and earnings guidance provided to analysts and to rating agencies, including any such dissemination of financial information not involving the presentation of financial measures in accordance with GAAP;

(E) Oversee Legal and Ethical Compliance

15. review periodically with a member of the Legal Department: (i) legal and regulatory matters that may have a material impact on the Company’s financial statements, including any material reserves for legal contingencies and any related financial statement disclosure, and (ii) the scope and effectiveness of the Company’s legal and regulatory compliance policies and programs;

16. in accordance with, and to the extent provided by, the pertinent policies that shall be adopted by the Board upon recommendation of the Committee, review (on an ongoing basis, as appropriate) and approve or ratify on behalf of the Company, if appropriate, any proposed, on-going or completed transaction involving the Company and (i) any director or executive officer of the Company, (ii) any owner of 5% or more of any class or series of shares of the Company or (iii) such other person serving as an officer or member of the senior management of the Company or as a member of the board of directors or similar governing body of any subsidiary of the Company as may be designated in accordance with such policy or (iv) any member of the family of, or any company or other entity affiliated with, any such person, in each case considering any audit procedures or safeguards of the Company’s interests appropriate to be instituted in connection with such transaction;

17. review at least annually with management, including a member of the Legal Department and the head of the internal audit function, compliance with, the adequacy of and any requests for waivers under, the Company’s code(s) of business conduct and ethics (including codes that apply to all employees as well as those applicable to directors and officers) and the Company’s policies and procedures concerning trading in Company securities, and act on/make a recommendation to the full Board with regard to any approval or waiver under such code sought with respect to any executive officer or director;

(F) Report and Self-Evaluate

18. oversee the preparation and approve all reports required or appropriate in the conduct of the Committee’s responsibilities, including the report for inclusion in the Company’s annual meeting proxy statement or annual report required by SEC rules;

19. conduct an annual self-evaluation of the performance of the Committee, including a review of the adequacy of this Charter annually, and recommend to the Board such amendments as the Committee deems appropriate;

20. report regularly to the Board on Committee findings and recommendations, and any other matters the Committee deems appropriate or the Board requests and maintain minutes or other records of Committee meetings and activities.

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